UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Zawitz as Chief Operating Officer and Principal Operating Officer

On December 4, 2024, the Board of Directors (the “Board”) of Verrica Pharmaceuticals Inc. (the “Company”) appointed David Zawitz as the Company’s Chief Operating Officer and designated him as the Company’s principal operating officer, effective December 9, 2024 (the “Effective Date”).

There is no arrangement or understanding between Mr. Zawitz and any other person pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Zawitz and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Zawitz and any of the Company’s other directors or executive officers. Additional biographical information about Mr. Zawitz is set forth below:

Mr. Zawitz, age 43, has served as Executive Vice President and Secretary of PBM Capital Group, LLC (“PBM Capital”) since March 2021 after serving in roles of increasing responsibility within PBM Capital’s legal department beginning in 2018. He began providing services to PBM Capital as a consultant as of the Effective Date. Prior to joining PBM Capital, Mr. Zawitz served in roles of increasing responsibility with CarMax, Inc. from 2012 to 2018, including most recently as Assistant General Counsel and Assistant Secretary, and was an attorney in private practice with Bingham McCutchen LLP from 2010 to 2012 and McKee Nelson LLP from 2007 to 2009. Mr. Zawitz earned a B.S.C. in Commerce with concentrations in Finance and Information Technology from the University of Virginia and a J.D. from the University of Virginia School of Law. He is also a CFA® charterholder.

Offer Letter with Mr. Zawitz

In connection with Mr. Zawitz’s appointment as the Company’s Chief Operating Officer, on December 5, 2024, Mr. Zawitz and the Company entered into an offer letter effective as of the Effective Date (the “Offer Letter”). Pursuant to the terms of his Offer Letter, Mr. Zawitz’s employment is at will and may be terminated at any time by the Company or Mr. Zawitz. Under the terms of the Offer Letter, Mr. Zawitz will receive an annual base salary of $250,000 per year, subject to review and adjustment from time to time by the Board in its sole discretion. Mr. Zawitz will be eligible to receive a target annual bonus per calendar year in an amount equal to 40% of his annual base salary, subject to the discretion of the Board. Mr. Zawitz is also eligible to participate in the Company’s employee and executive benefit plans and programs as may be maintained by the Company from time to time.

In addition, and pursuant to the terms of the Offer Letter, on December 4, 2024, the Compensation Committee of the Board approved an option grant (the “Zawitz Option”) to Mr. Zawitz to purchase 950,000 shares of the Company’s common stock (the “Common Stock”) effective as of the Effective Date (the “Grant Date”) pursuant to the Company’s 2024 Inducement Plan (the “Inducement Plan”). The Zawitz Option is being granted as an inducement material to the Mr. Zawitz’s becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The Zawitz Option will have an exercise price equal to the closing price of the Common Stock on the Grant Date and vests as follows: 1/8th of the total shares subject to the Zawitz Option shall vest on the date that is six months following the Effective Date, and 1/48th of the total shares subject to the Zawitz Option shall vest each month thereafter on the same day of the month as the Effective Date, subject to Mr. Zawitz’s Continuous Service (as defined in the Inducement Plan) as of each such date. In the event that Mr. Zawitz’s employment is terminated by the Company without Cause (as defined in the Offer Letter) or Mr. Zawitz resigns for Good Reason (as defined the Offer Letter) within the 12 month period immediately following a Change in Control (as defined in the Inducement Plan), then all unvested shares subject to the Zawitz Option will vest in full and be deemed vested and exercisable as of the date of such Change in Control subject to Mr. Zawitz’s execution of a standard release of claims.

The description of the Offer Letter provided herein is not complete and is qualified in its entirety by reference to the Offer Letter which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In connection with his appointment as Chief Operating Officer, Mr. Zawitz entered into the Company’s standard form of Indemnification Agreement.

Amendment of 2024 Inducement Plan

On December 4, 2024, the Board approved an amendment to the Inducement Plan (the “Amendment”) to increase the number of shares of Common Stock reserved for issuance pursuant to Awards (as defined below) from 2,000,000 shares of Common Stock to 4,500,000 shares of Common Stock. After taking into account the Amendment and the Zawitz Option, the Company currently has 1,550,000 shares of Common Stock available for the grant of Awards under the Inducement Plan.

The Amendment was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). An “Award” is any right to receive shares of Common Stock or other property pursuant to the Inducement Plan, including nonstatutory stock options, restricted stock awards and restricted stock unit awards. Awards under the Inducement Plan may only be made to individuals not previously employees or directors of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, in each case as an inducement material to the individual’s entry into employment with us within the meaning of Nasdaq Listing Rule 5635(c)(4).

The description of the Amendment provided herein is not complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Offer Letter, dated December 5, 2024, by and between the Company and David Zawitz

10.2	Amendment to 2024 Inducement Plan

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: December 9, 2024	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer